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                                                                    EXHIBIT 99.1
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                                                           FOR IMMEDIATE RELEASE
                                                   Contact: C. William Landefeld
                                             President & Chief Executive Officer
                                                  Citizens First Financial Corp.
                                                                  (309) 661-8700


                         CITIZENS FIRST FINANCIAL CORP.
                    ANNOUNCES APPROVAL FOR STOCK REPURCHASES

Bloomington, Illinois, August 23, 2001 - Citizens First Financial Corp. (the "Company") (Nasdaq - CFSB), the parent company of Citizens Savings Bank, announced that the Board of Directors has approved the resumption of a stock repurchase program that began in September 1999. The program, with 16,333 unacquired shares remaining, was suspended in October 2000 when the Company began a Dutch auction tender offer for 20% of the outstanding common shares of the Company.

In addition, the Board of Directors approved a new stock repurchase program for 5% or 77,659 shares of its outstanding shares of common stock to commence upon the completion of the current repurchase program.

Since 1997, the Company has repurchased 1,269,783 shares of common stock at an average price of $15.87. The Company currently has 1,569,512 shares of common stock issued and outstanding.

Citizens Savings Bank currently has five offices in central Illinois.


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